                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   Commission File Number:
                    August 31, 2000                              000-2791



                               ELECTRIC CITY CORP.
        (Exact name of small business issuer as specified in its charter)


          DELAWARE                                       36-4197337
          --------                                       ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)


           1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
                    (Address of principal executive offices)


                                 (847) 437-1666
                           (Issuer's telephone number)

       ------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)


   This filing amends the previously filed Form 8-K, dated September 14, 2000
    (the "8-K"), of Electric City Corp. ("Electric City"), and relates to the acquisition (the "Acquisition") by Electric City Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Electric City ("Merger
       Subsidiary."), of all of the outstanding shares of capital stock of Switchboard Apparatus, Inc., an Illinois sub-S corporation ("Switchboard").
          As stated in the 8-K, pro forma financial information would be filed by amendment at a later date.

                               ELECTRIC CITY CORP.
                                   FORM 8-K/A

                                      INDEX



ITEM 7    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.


     (a)  Financial Statements of Switchboard Apparatus,
          Inc. for the year ended December 31, 1999 and
          Independent Auditors Report........................................................3


     (b)  Financial Statements of Switchboard Apparatus,
          Inc. for the year ended December 31, 1998 and
          Independent Auditors Report........................................................12


     (c)  Financial Statements of business acquired..........................................21


     (d)  Unaudited Pro Forma Consolidated Financial
          Statements of Electric City, Merger Subsidiary and
          Switchboard........................................................................26


          Signatures.........................................................................30

     (a) Financial Statements of Switchboard Apparatus, Inc. for the year ended December 31, 1999 and Independent Auditors Report



INDEPENDENT AUDITORS' REPORT


Switchboard Apparatus, Inc.
Broadview, Illinois

We have audited the accompanying balance sheet of Switchboard Apparatus, Inc. as of December 31, 1999, and the related statements of income and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Switchboard Apparatus, Inc. at December 31, 1999, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.



/s/ BDO Seidman, LLP
--------------------
Chicago, Illinois
January 15, 2001

                                                     SWITCHBOARD APPARATUS, INC.


                                                                   BALANCE SHEET


===================================================================================================================

DECEMBER 31,                                                                                                 1999
-------------------------------------------------------------------------------------------------------------------
ASSETS (Note 2)

CURRENT ASSETS
    Cash                                                                                          $       347,048
    Accounts receivable, less allowance for doubtful accounts of $20,000                                  620,644
    Inventories                                                                                           319,212
-------------------------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                                                    1,286,904
-------------------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, less accumulated depreciation and amortization (Note 1)                           453,519
-------------------------------------------------------------------------------------------------------------------

OTHER ASSETS                                                                                               10,156
-------------------------------------------------------------------------------------------------------------------

                                                                                                  $     1,750,579
===================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Line of credit (Note 2)                                                                       $       272,200
    Current maturities of long-term debt (Note 3)                                                          58,054
    Accounts payable                                                                                      732,371
    Accrued expenses                                                                                       52,942
    Shareholder distribution payable                                                                       17,500
-------------------------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                                               1,133,067
-------------------------------------------------------------------------------------------------------------------

LONG-TERM DEBT, less current maturities (Note 3)                                                          449,628
-------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
    Common stock, no par - 100,000 shares authorized, 12,500 issued and outstanding                       173,000
    Accumulated deficit                                                                                    (5,116)
-------------------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                                                                167,884
-------------------------------------------------------------------------------------------------------------------

                                                                                                  $     1,750,579
===================================================================================================================

                                 SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES
                                              AND NOTES TO FINANCIAL STATEMENTS.

                                                     SWITCHBOARD APPARATUS, INC.


                                     STATEMENT OF INCOME AND ACCUMULATED DEFICIT


==================================================================================================================

YEAR ENDED DECEMBER 31,                                                                                     1999
------------------------------------------------------------------------------------------------------------------
NET SALES                                                                                        $     3,584,056

COST OF SALES                                                                                          2,685,710
------------------------------------------------------------------------------------------------------------------

Gross profit                                                                                             898,346

SELLING, ADMINISTRATIVE AND GENERAL EXPENSES                                                             816,920
------------------------------------------------------------------------------------------------------------------

Operating income                                                                                          81,426

INTEREST EXPENSE                                                                                          49,885
------------------------------------------------------------------------------------------------------------------

NET INCOME                                                                                       $        31,541
==================================================================================================================

                                 SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES
                                              AND NOTES TO FINANCIAL STATEMENTS.

                                                     SWITCHBOARD APPARATUS, INC.


                                               STATEMENT OF STOCKHOLDERS' EQUITY


===================================================================================================================

YEAR ENDED DECEMBER 31, 1999
-------------------------------------------------------------------------------------------------------------------
                                                                                                            Total
                                                                   Common         Accumulated       Stockholders'
                                                                    Stock             Deficit              Equity
-------------------------------------------------------------------------------------------------------------------
BALANCE, at January 1, 1999                                  $    210,000    $        (36,657)   $        173,343

Net income                                                              -              31,541              31,541

Distributions                                                     (37,000)                  -             (37,000)
-------------------------------------------------------------------------------------------------------------------

BALANCE, at December 31, 1999                                $    173,000    $         (5,116)   $        167,884
===================================================================================================================

                                 SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES
                                              AND NOTES TO FINANCIAL STATEMENTS.

                                                     SWITCHBOARD APPARATUS, INC.


                                                         STATEMENT OF CASH FLOWS


====================================================================================================================

YEAR ENDED DECEMBER 31,                                                                                      1999
--------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                                      $      31,541
    Adjustments to reconcile net income to net cash provided by operating activities
        Depreciation and amortization                                                                      91,968
        Changes in assets and liabilities
           Increase in accounts receivable                                                               (113,478)
           Increase in inventories                                                                        (65,495)
           Decrease in prepaid expenses                                                                    44,281
           Decrease in other assets                                                                           721
           Increase in accounts payable                                                                   203,898
           Decrease in accrued expenses                                                                    (4,693)
--------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                                                 188,743
--------------------------------------------------------------------------------------------------------------------

CASH FLOWS USED IN INVESTING ACTIVITIES
    Capital expenditures                                                                                  (75,949)
--------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net proceeds from line of credit                                                                        2,200
    Payments on long-term debt                                                                           (282,087)
    Proceeds from long-term debt                                                                          521,500
    Distributions to stockholders                                                                         (19,500)
--------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                                                 222,113
--------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH                                                                                      334,907

CASH, at beginning of year                                                                                 12,141
--------------------------------------------------------------------------------------------------------------------

CASH, at end of year                                                                                $     347,048
====================================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Interest paid during the year                                                                   $      49,885

NONCASH FINANCING AND INVESTING ACTIVITIES
    At December 31, 1999, approximately $218,000 related to the purchase of equipment is included in accounts payable.

                                 SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES
                                              AND NOTES TO FINANCIAL STATEMENTS.

                                                     SWITCHBOARD APPARATUS, INC.


                                                  SUMMARY OF ACCOUNTING POLICIES


====================================================================================================================
NATURE OF BUSINESS                          Switchboard Apparatus, Inc. (the "Company"), located in Broadview,
                                            Illinois, manufactures electrical panel boards and equipment primarily for commercial application. The Company's principal customers are located in the metropolitan Chicagoland area.

INVENTORIES                                 Inventories, primarily raw materials, are valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

PROPERTY AND EQUIPMENT;                     Machinery and equipment and office equipment are stated at cost and
DEPRECIATION  AND                           depreciated  over their  estimated  useful lives (typically 5 or 7 years)
AMORTIZATION                                primarily on the declining balance method. Leasehold improvements are amortized on a straight-line method over the lesser of the improvements'
                                            useful life or the lease term.

REVENUE RECOGNITION                         Revenue is recognized upon transfer of ownership. Service revenue is recognized at the time the related services are provided.

INCOME TAXES                                The Company has elected "S" corporation status and, accordingly, is not a tax-paying entity for federal income tax purposes. Its stockholders have consented to include the losses or income of the Company on their individual federal tax returns. However, the Company is a tax-paying entity for Illinois replacement tax purposes.

ADVERTISING COSTS                           Advertising costs amounting to $12,000 for the year ended December 31,
                                            1999 are expensed in the period in which they are incurred.

ESTIMATES                                   Financial statements prepared by management in conformity with generally accepted accounting principles include estimated amounts and certain disclosures based on assumptions about future events. Accordingly, actual results could differ from those estimates.

                                                    SWITCHBOARD APPARATUS, INC.


                                                  NOTES TO FINANCIAL STATEMENTS


====================================================================================================================
1 .  PROPERTY AND                           Major classes of property and equipment consist of the following:
     EQUIPMENT

                                            DECEMBER 31,                                                       1999
                                            -------------------------------------------------------------------------

                                            Machinery and equipment                                      $  793,910
                                            Office equipment                                                 28,362
                                            Leasehold improvements                                           21,490
                                            -------------------------------------------------------------------------

                                                                                                            843,762
                                            Less accumulated depreciation and
                                              amortization                                                 (390,243)
                                            --------------------------------------------------------------------------

                                            Net property and equipment                                   $  453,519
                                            ==========================================================================

2.   LINE OF CREDIT                         The Company has a $400,000 line of credit with a bank. This line of credit is due upon demand and bears interest at the prime rate plus one-half percent (9% at December 31, 1999). There were $272,200 of borrowings under this line of credit at December 31, 1999.

                                            Borrowings under this line-of-credit agreement are secured by substantially all of the Company's assets and are guaranteed by a shareholder of the Company.

3.   LONG-TERM DEBT                         The Company has a bank term loan of $507,682 at December 31, 1999. This loan bears interest at 8.4% and is payable in monthly principal and interest payments of $8,265 with the balance due in September 2004. This debt is secured by substantially all of the Company's assets and is guaranteed by a shareholder of the Company.


                                                    SWITCHBOARD APPARATUS, INC.


                                                  NOTES TO FINANCIAL STATEMENTS

====================================================================================================================

                                            Following is a schedule of maturities on long-term debt for each of the next five years:

                                            YEAR ENDING DECEMBER 31,                                         Amount
                                            ------------------------------------------------------------------------

                                            2000                                                     $       58,054
                                            2001                                                             63,320
                                            2002                                                             68,921
                                            2003                                                             75,034
                                            2004                                                            242,353
                                            -------------------------------------------------------------------------

                                            Total                                                    $      507,682
                                            =========================================================================

4.   LEASE COMMITMENTS                      The Company leases its manufacturing facility from a partnership related through common ownership. The lease expires in April 2004. Total rent expense for this facility amounted to $104,000 for the year ended
                                            December 31, 1999. The Company also leases automobiles for certain employees.

                                            Future minimum rentals to be paid by the Company as of December 31, 1999 are as follows:

                                                                                Related      Unrelated
                                            YEAR ENDING DECEMBER 31,            Party          Party        Total
                                            -------------------------------------------------------------------------

                                            2000                              $  111,000   $     35,000   $  146,000
                                            2001                                 111,000         24,000      135,000
                                            2002                                 117,000          4,000      121,000
                                            2003                                 120,000              -      120,000
                                            2004                                  40,000              -       40,000
                                            -------------------------------------------------------------------------

                                            Total                             $  499,000   $     63,000   $  562,000
                                            =========================================================================


                                                    SWITCHBOARD APPARATUS, INC.


                                                  NOTES TO FINANCIAL STATEMENTS

====================================================================================================================
                                            The Company subleases a portion of the facility to a third party. Total rental income for the subleased facility was $35,420 in 1999. As of
                                            December 31, 1999, future minimum rental payments to be received for 2000 are $12,650. The sublease terminated in June 2000.


5.   SUBSEQUENT EVENT                       On August 31, 2000, the Company was acquired by Electric City Corporation for 551,226 shares of Electric City Corporation's common stock valued at
                                            $1,941,750.

(a) Financial Statements of Switchboard Apparatus, Inc. for the year ended December 31, 1998 and Independent Auditors Report




                           SWITCHBOARD APPARATUS, INC.
                               (AN S CORPORATION)

                              FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1998

                           SWITCHBOARD APPARATUS, INC.
                               (AN S CORPORATION)



                                 C O N T E N T S

     Independent Auditors' Report................................................................Page 1


     Balance Sheet..........................................................................Exhibit   I


     Statement of Income (Loss).............................................................Exhibit  II


     Statement of Changes in Retained Earnings (Deficit)....................................Exhibit III


     Statement of Cash Flows................................................................Exhibit  IV


     Notes to Financial Statements.....................................................................

INDEPENDENT AUDITORS' REPORT




To the Board of Directors of
Switchboard Apparatus, Inc.


          We have audited the accompanying balance sheet of Switchboard Apparatus, Inc. (an S Corporation) as of December 31, 1998, and the related statement of income (loss), statement of changes in retained earnings (deficit), and the statement of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Switchboard Apparatus, Inc., and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ John R. Waters & Company
----------------------------
John R. Waters & Company
Chicago, Illinois
March 17, 1999

                                                                       Exhibit I
                           SWITCHBOARD APPARATUS, INC.
                               (AN S CORPORATION)

                                  BALANCE SHEET

                                DECEMBER 31, 1998


                                     ASSETS
   CURRENT ASSETS:
        Cash                                                                     $   12,141
        Accounts receivable, trade (Net of
         allowance for doubtful accounts of $10,000)                                507,166
        Inventory                                                                   253,717
        Prepaid expenses and advances                                                44,281
                                                                                 ----------

                 TOTAL CURRENT ASSETS                                               817,305
                                                                                 ----------

   PROPERTY AND EQUIPMENT:
        Machinery and equipment                                                     515,490
        Drafting equipment                                                            6,190
        Office equipment                                                             21,604
        Furniture                                                                     6,260
                                                                                 ----------
                                                                                    549,544
        Less accumulated depreciation                                               298,275
                                                                                 ----------

                 NET PROPERTY AND EQUIPMENT                                         251,269
                                                                                 ----------

   OTHER ASSETS:
        Goodwill, patents, other (Net of
         accumulated amortization)                                                    5,237
        Deposits                                                                      5,640
                                                                                 ----------

                 TOTAL OTHER ASSETS                                                  10,877
                                                                                 ----------

   TOTAL ASSETS                                                                  $1,079,451
                                                                                 ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
        Note payable - Bank                                                      $  270,000
        Current portion of long-term debt                                            84,429
        Accounts payable                                                            310,204
        Accrued expenses                                                             57,435
        State replacement tax payable                                                   200
                                                                                 ----------

                 TOTAL CURRENT LIABILITIES                                          722,268
                                                                                 ----------

    LONG-TERM DEBT                                                                  183,840
                                                                                 ----------

    STOCKHOLDERS' EQUITY:
        Common stock, no par value; 100,000 shares
         authorized, 12,500 issued and outstanding                                  210,000
        Retained earnings (deficit) (Exhibit II)                                    (36,657)
                                                                                 ----------

                 TOTAL STOCKHOLDERS' EQUITY                                         173,343
                                                                                 ----------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $1,079,451
                                                                                 ==========

         The accompanying notes are an integral part of this statement.

                                                                      Exhibit II
                           SWITCHBOARD APPARATUS, INC.
                               (AN S CORPORATION)

                           STATEMENT OF INCOME (LOSS)

                      FOR THE YEAR ENDED DECEMBER 31, 1998


   NET SALES                                                                     $2,364,570

   COST OF SALES                                                                  1,917,842
                                                                                 ----------

            GROSS PROFIT                                                            446,728

   SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                     466,511
                                                                                 ----------

            INCOME (LOSS) FROM OPERATIONS                                           (19,783)
                                                                                 ----------

   OTHER INCOME (EXPENSE):
        Interest expense                                                            (41,468)
        Other income, including gain on sale of
         equipment totaling $5,054, and rental
         income of $29,700)                                                          28,183
                                                                                 ----------

            NET OTHER INCOME (EXPENSE)                                              (13,285)
                                                                                 ----------

             NET INCOME (LOSS)                                                   $  (33,068)
                                                                                 ==========

         The accompanying notes are an integral part of this statement.

                                                                     Exhibit III
                           SWITCHBOARD APPARATUS, INC.
                               (AN S CORPORATION)

               STATEMENT OF CHANGES IN RETAINED EARNINGS (DEFICIT)

                      FOR THE YEAR ENDED DECEMBER 31, 1998


   RETAINED EARNINGS, JANUARY 1, 1998,
    as previously reported                                                       $ 26,411

        Prior period adjustments                                                  (30,000)
                                                                                 --------

   RETAINED EARNINGS (DEFICIT), JANUARY 1, 1998,
    as restated                                                                    (3,589)

        Net income (loss) for the year (Exhibit II)                               (33,068)
                                                                                 --------

   RETAINED EARNINGS (DEFICIT), DECEMBER 31, 1998 (Exhibit I)                    $(36,657)
                                                                                 ========

         The accompanying notes are an integral part of this statement.

                                                                    EXHIBIT IV
                           SWITCHBOARD APPARATUS, INC.
                               (AN S CORPORATION)

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998


   CASH PROVIDED BY (APPLIED TO) OPERATING ACTIVITIES:
        Net income (loss)                                                       $ (33,068)
        Items which did not affect cash:
            Depreciation and amortization expense                                 108,371
        Changes in operating assets and liabilities:
            Accounts receivable                                                  (249,893)
            Inventory                                                             (83,393)
            Prepaid expenses                                                      (15,263)
            Accounts payable                                                      195,606
            Accrued expenses                                                        9,466
            State replacement tax                                                    (328)
            Customer deposits                                                      (5,589)
                                                                                ---------

                 Net cash (applied to) operating activities                       (74,091)
                                                                                ---------

   CASH (APPLIED TO) INVESTING ACTIVITIES:
        Purchase of property and equipment                                         (1,045)
                                                                                ---------

   CASH PROVIDED BY (APPLIED TO) FINANCING ACTIVITIES:
        Proceeds from note payable, bank (Net)                                    120,000
        Payment of long-term debt                                                 (63,643)
                                                                                ---------

                 Net cash provided by financing activities                         56,357
                                                                                ---------

   (DECREASE) IN CASH                                                             (18,779)

   CASH, BEGINNING OF YEAR                                                         30,920
                                                                                ---------

   CASH, END OF YEAR                                                            $  12,141
                                                                                ---------

   SUPPLEMENTARY INFORMATION:

        Interest paid                                                           $  41,780
                                                                                =========

         The accompanying notes are an integral part of this statement.

                           SWITCHBOARD APPARATUS, INC.
                               (AN S CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998



NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

          The Company manufactures electrical panel boards and equipment primarily for commercial application.

          Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Deferred expenses represent the estimated value of services contributed by certain stockholders during the developmental stage of operations. Deferred expenses are being amortized over forty months using the straight-line method.

          Property and equipment are stated at cost and are being depreciated over their estimated economic useful lives of five years using the modified accelerated cost recovery system.

          Goodwill represents the excess cost over fair value of assets purchased from Switchboard Apparatus Company. Goodwill is being amortized over the estimated period benefits are received of fifteen years.

          Patents are stated at cost. No amortization expense has been provided for in the accompanying financial statements.

NOTE 2 - NOTE PAYABLE, BANK

          The Company has a bank line-of-credit in the amount of $300,000. Interest is due monthly at the bank's prime interest rate. The note is secured by all business assets and is guaranteed by certain stockholders. The line-of-credit expires June 1, 1999. The outstanding balance on the line-of-credit aggregated $250,000 in 1998.

NOTE 3 - LONG-TERM DEBT

          The following is a summary of long-term debt at December 31, 1998:


               Note payable, bank, due in monthly installments
               of $5,100 including interest at 8.15%, secured
               by accounts receivable.                                          $250,000

               Note payable, bank, due in monthly installments
               of $2,272 including interest at 8.65%, secured by
               certain equipment.                                                 18,269
                                                                                --------
                                                                                 268,269
               Less current portion                                               84,429
                                                                                --------

               Total Long-Term Debt                                             $183,840
                                                                                ========

                           SWITCHBOARD APPARATUS, INC.
                               (AN S CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998



NOTE 3 - LONG-TERM DEBT, Continued

          A summary of future minimum principal payments follows:

                         1999                            $ 84,429
                         2000                              74,841
                         2001                              66,867
                         2002                              42,132
                                                         --------

                         Total                           $268,269
                                                         ========

NOTE 4 - INCOME TAXES

          The Company, with the consent of its stockholders, elected to be taxed as an S corporation under the provisions of the Internal Revenue Code. Under this provision, the stockholders will be taxed on the Company's taxable income in lieu of the corporate income tax. Therefore, no provision or liability for federal or state income taxes is reflected in the financial statements. However, the Company remains liable for state replacement tax which has been provided for in the accompanying financial statements.

NOTE 5 - OPERATING LEASES/SUBLEASES

          The Company rents its manufacturing facility on an annual basis from a partnership related through common ownership. The term of this lease requires monthly payments of $7,500. Total rent expense for this facility aggregated $90,000 in 1998.

          The Company subleases a portion of the facility to a third party. Total rental income for the subleased facility aggregated $29,700 in 1998.

NOTE 6 - PRIOR PERIOD ADJUSTMENTS

          Retained earnings at the beginning of 1998 have been adjusted to properly reflect adjustments to the allowance for doubtful accounts and accrued expenses at December 31, 1997. The accrued expenses which were significantly affected include payroll and vacation pay. Had these accruals been properly recorded at December 31, 1997, net income for 1997 would have been decreased by $30,000.

(c)  Financial Statements of Business Acquired.


                           SWITCHBOARD APPARATUS, INC.
                             CONDENSED BALANCE SHEET

THE FOLLOWING UNAUDITED FINANCIAL STATEMENTS OF SWITCHBOARD APPARATUS, INC. SHOULD BE READ IN CONJUNCTION WITH, THE HISTORICAL FINANCIAL STATEMENTS OF SWITCHBOARD APPARATUS, INC. AND THE RELATED NOTES THERETO THAT ARE ATTACHED AS EXHIBITS (A) AND (B).


===========================================================================

                                                                June 30,
                                                                    2000
                                                             (unaudited)
---------------------------------------------------------------------------
ASSETS
    Current assets
        Cash and cash equivalents                       $         68,779
        Accounts receivable, net                                 721,792
        Inventories                                              385,754
        Other                                                      3,532
---------------------------------------------------------------------------
         TOTAL CURRENT ASSETS                                  1,179,857
    Property and equipment                                       888,520
    Less accumulated depreciation                               (463,976)
---------------------------------------------------------------------------
         NET PROPERTY AND EQUIPMENT                              424,544

  OTHER ASSETS                                                       512
---------------------------------------------------------------------------
                                                        $      1,604,913
===========================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities
        Line of credit                                  $        352,200
        Current portion of long-term debt                         60,683
        Accounts payable                                         416,583
        Accrued expenses                                          20,000
        Other current liabilities                                      -
---------------------------------------------------------------------------
         TOTAL CURRENT LIABILITIES                               849,466

    LONG-TERM DEBT, less current portion                         418,590
---------------------------------------------------------------------------

    STOCKHOLDERS' EQUITY
        Common Stock, no par value,
           12,500 issued and outstanding                         120,500
        Accumulated earnings (deficit)                           216,357
---------------------------------------------------------------------------
         TOTAL STOCKHOLDERS' EQUITY                              336,857
                                                        $      1,604,913
===========================================================================

                           SWITCHBOARD APPARATUS, INC.
                        UNAUDITED STATEMENT OF OPERATIONS


====================================================================================
SIX MONTHS ENDED JUNE 30              2000                                    1999
------------------------------------------------------------------------------------
REVENUE                                     $       2,481,378    $      1,622,179
------------------------------------------------------------------------------------
EXPENSES
    Cost of sales                                   1,690,262           1,237,529
    Selling, general and administrative               541,340             380,685
------------------------------------------------------------------------------------
        Total expenses                              2,231,602           1,618,214

  OPERATING PROFIT                                    249,776               3,945
------------------------------------------------------------------------------------
OTHER EXPENSE
    Interest income                                     1,613                   -
    Interest expense                                  (29,916)            (20,898)
------------------------------------------------------------------------------------
      Total other expense                             (28,303)            (20,898)
------------------------------------------------------------------------------------
NET INCOME (LOSS)                           $         221,473    $        (16,933)
====================================================================================

                           SWITCHBOARD APPARATUS, INC.
                   UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY


============================================================================================================
                                                                                                   TOTAL
                                                      COMMON           ACCUMULATED         STOCKHOLDERS'
SIX MONTHS ENDED JUNE 30                               STOCK               DEFICIT                EQUITY
------------------------------------------------------------------------------------------------------------
BALANCE, at January 1, 2000                 $        173,000     $          (5,116)    $         167,884

Net Income                                                 -               221,473               221,473

Distributions                                        (52,500)                    -               (52,500)
------------------------------------------------------------------------------------------------------------
BALANCE, at June 30, 2000                   $        120,500     $         216,357     $         336,857
============================================================================================================

                           SWITCHBOARD APPARATUS, INC.
                        CONDENSED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)


==================================================================================================================
SIX MONTHS ENDED JUNE 30                                                               2000                 1999
------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities

  Net income (loss)                                                      $         221,473    $         (16,933)
  Adjustments to reconcile net income (loss) to net cash
    Provided by (used in) operating activities
    Depreciation and amortization                                                   75,748               46,737
    Changes in assets and liabilities
      Decrease (increase) in accounts receivable                                  (101,147)             146,054
      Decrease (increase) in inventories                                           (66,542)              16,727
      Decrease in other assets                                                       4,098               22,543
      Decrease in accounts payable                                                (327,270)            (135,148)
      Decrease in accrued expenses                                                 (36,461)              (8,750)
      Decrease (increase) in other liabilities                                      (2,500)               2,500
------------------------------------------------------------------------------------------------------------------

           Net cash provided by (used in) operating activities                    (232,601)              73,730
------------------------------------------------------------------------------------------------------------------

  CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES
    Purchase of property and equipment                                             (44,758)              (5,750)
------------------------------------------------------------------------------------------------------------------

  Cash Flows Provided by (Used in) Financing Activities
    Borrowings on line of credit                                                    80,000                    -
    Payments on long-term debt                                                     (28,410)             (33,614)
    Distributions to stockholders                                                  (52,500)                   -
------------------------------------------------------------------------------------------------------------------

        Net cash used in financing activities                                         (910)             (33,614)
------------------------------------------------------------------------------------------------------------------

    Net Increase (Decrease) in Cash and Cash Equivalents                          (278,269)              34,366
------------------------------------------------------------------------------------------------------------------
    CASH AND CASH EQUIVALENTS, at beginning of period                              347,048               12,141

    CASH AND CASH EQUIVALENTS, at end of period                          $          68,779    $          46,507
==================================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid during the periods for interest                            $          29,916    $          39,061

                           SWITCHBOARD APPARATUS, INC.
              FOOTNOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS



1.   BASIS OF PRESENTATION          The financial information included herein is
                                    unaudited; however, such information
                                    reflects all adjustments (consisting solely of normal recurring adjustments), which, in the opinion of management, are necessary for a fair statement of results for the interim periods.

                                    The results of operations for the six-month period ended June 30, 2000 are not necessarily indicative of the results to be expected for the full year.

                                    For further information, refer to the
                                    audited financial statements and the related footnotes included as exhibits (a) and (b) to this current report.

2.   INCOME TAXES                   The Company has elected "S" corporation
                                    status and, accordingly, is not a tax-paying entity for federal income tax purposes. Its stockholders have consented to include the losses or income of the Company on their individual federal tax returns. However, the Company is a tax paying entity for Illinois replacement tax purposes.

3.   LINE OF CREDIT                 The Company has a $400,000 line of credit
                                    with a bank. This line of credit is due upon demand and bears interest at the prime rate plus one-half percent (9.5% at June 20, 2000). There were $272,200 of borrowings under this line of credit at June 30, 2000

4.   LONG-TERM DEBT                 The Company has a bank term loan of $479,272
                                    at June 30, 2000. This loan bears interest at 8.4% and is payable in monthly principal and interest payments of $8,265 with the balance due in September 2004. The debt is secured by substantially all of the Company's assets and is guaranteed by a shareholder of the Company.

(d) Unaudited Pro Forma Consolidated Financial Statements of Electric City, Merger Subsidiary and Switchboard.

The following unaudited pro forma statements of operations for the eight months ended December 31, 1999 and nine months ended September 30, 2000 of Electric City Corp. (the "Company") gives effect to the acquisition of all of the outstanding stock of Switchboard Apparatus, Inc. which was made as of August 31, 2000. The acquisition was accounted for using the purchase method of accounting. Accordingly, the results of operations of the acquired company will be included in Electric City Corp. 's results only from the acquisition date. The unaudited pro forma statements of operations have been prepared as if the acquisition occurred on May 1, 1999 and are based on historical financial statements of Electric City Corp. and Switchboard Apparatus, Inc. from May 1, 1999 through December 31, 1999 and January 1, 2000 through September 30, 2000. The unaudited pro forma balance sheet has not been provided as the acquisition is reflected in the Company's September 30, 2000 balance sheet.

The purchase method of accounting has been used in preparation of the unaudited pro forma financial statements. Under this method of accounting, the aggregate purchase price is allocated to assets acquired based on their estimated fair values. For purposes of the unaudited pro forma financial statements, the purchase price has been allocated based primarily on the information furnished by management. The final allocation of the purchase price of the assets acquired will be determined in a reasonable time after consummation of the transaction and will be based on a complete evaluation of the assets acquired. Accordingly, the information presented herein may differ from the final purchase price allocation; however, such allocation is not expected to differ materially from the preliminary amounts.

In the opinion of the Company's management, all adjustments have been made that are necessary to present fairly the pro forma data.

The unaudited pro forma financial statements should be read in conjunction with the respective financial statements and related notes included elsewhere in this report. The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been achieved had the transaction reflected therein been consummated as of the date indicated, or of the results of operations or financial position for any future periods or dates.

                               ELECTRIC CITY CORP.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


==================================================================================================================
                                                   SWITCHBOARD
                                     ELECTRIC       APPARATUS,       PRO FORMA ADJUSTMENTS               PRO FORMA
EIGHT MONTHS ENDED DECEMBER        CITY CORP.             INC.   ------------------------------       CONSOLIDATED
31, 1999                          (UNAUDITED)      (UNAUDITED)       DEBIT           CREDIT             (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------
REVENUE                        $    2,730,184  $     2,425,453   $          -        $        -    $     5,155,637
--------------------------------------------------------------------------------------------------------------------
EXPENSES                                                                                      -
  Cost of sales                     2,568,070        1,809,672              -                 -          4,377,742
  Selling, general and
administrative                      3,541,012          569,767        123,830  (1)            -          4,234,609
--------------------------------------------------------------------------------------------------------------------
Total expenses                      6,109,082        2,379,439        123,830                 -          8,612,351

OPERATING PROFIT (LOSS)            (3,378,898)          46,014       (123,830)                -         (3,456,714)
--------------------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE)
  Interest income                     130,874                -              -                 -            130,874
  Interest expense                   (166,979)         (35,933)             -                 -           (202,912)
--------------------------------------------------------------------------------------------------------------------
Total other income (expense)          (36,105)         (35,933)             -                 -            (72,038)
--------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)              $   (3,415,003) $        10,081   $   (123,830)       $        -    $    (3,528,752)
===================================================================================================================
BASIC AND DILUTED NET LOSS
PER COMMON SHARE                        (0.13)                                                               (0.13)
===================================================================================================================
WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING
used in computation of basic
and diluted
net loss per share                 26,638,391                                                           27,189,617
===================================================================================================================

                               ELECTRIC CITY CORP.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


====================================================================================================================
                                                  SWITCHBOARD        PRO FORMA ADJUSTMENTS
                                   ELECTRIC         APPARATUS,    --------------------------------       PRO FORMA
NINE MONTHS ENDED SEPTEMBER       CITY CORP.              INC.                                        CONSOLIDATED
30, 2000                         (UNAUDITED)(2)    (UNAUDITED)(3)     DEBIT          CREDIT            (UNAUDITED)
--------------------------------------------------------------------------------------------------------------------
REVENUE                      $     3,813,074   $     3,387,506    $          -       $        -    $     7,200,580
--------------------------------------------------------------------------------------------------------------------

EXPENSES
  Cost of sales                    3,374,982         2,316,242               -                -          5,691,224
  Selling, general and
administrative                     5,609,916           913,337         139,308  (4)           -          6,662,561
  Repurchase of distributor
territories &
    legal settlement               1,680,394                 -               -                -          1,680,394
--------------------------------------------------------------------------------------------------------------------
Total expenses                    10,665,292         3,229,579         139,308                -         14,034,179

OPERATING PROFIT (LOSS)           (6,852,218)          157,927        (139,308)               -         (6,833,599)
--------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
  Interest income                    226,675             2,006               -                -            228,681
  Interest expense                  (189,558)          (42,670)              -                -           (232,228)
--------------------------------------------------------------------------------------------------------------------
Total other income (expense)          37,117           (40,664)              -                -             (3,547)
--------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)            $    (6,815,101)  $       117,263    $   (139,308)      $        -    $    (6,837,146)
====================================================================================================================
BASIC AND DILUTED NET LOSS
PER COMMON SHARE                       (0.24)                                                                (0.24)
====================================================================================================================
WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING
used in computation of
basic and diluted
net loss per share                28,354,221                                                            28,905,447
====================================================================================================================

                               ELECTRIC CITY CORP.
              Notes to Unaudited Pro Forma Statement of Operations
  Eight Months Ended December 31, 1999 and Nine Months Ended September 30, 2000


Effective August 31, 2000, the Company acquired all of the issued and outstanding shares of capital stock of Switchboard Apparatus, Inc. ("Switchboard") a manufacturer of electrical switchgear and distribution panels, from Switchboard's shareholders for 551,226 shares of the Company's common stock valued at $1,941,750, based on quoted market prices, plus the assumption of Switchboard's liabilities, including $350,000 of payments owed to the selling shareholders of Switchboard and $827,556 of bank debt. The purchase price was arrived at through arms' length negotiations between Electric City and the Sellers. The Company intends to operate Switchboard as a wholly owned subsidiary.

The transaction was recorded under the purchase method of accounting. The total cost of the acquisition was approximately $3,641,000, which exceeded the fair market value of the assets acquired by approximately $1,857,000. The fair market value of inventories and equipment approximated book value. Costs in excess of the value of assets acquired will be amortized over a 10-year period.

The following adjustments were made to the historical condensed statement of operations to reflect the acquisition of Switchboard Apparatus as if the acquisition had occurred on May 1, 1999:

1. Represents the amortization of the cost in excess of the assets acquired of $124,089, based on a 10-year amortization period.


The following adjustments were made to the historical condensed statement of operations to reflect the acquisition of Switchboard Apparatus as if the acquisition had occurred on January 1, 2000:

2. Represents the consolidated statement of operations of Electric City Corp. as presented in the Company's 10-QSB dated September 30, 2000. These consolidated results include one month's results of operations of Switchboard Apparatus.

3. Represents the operating results of Switchboard Apparatus for the eight month period prior to the acquisition.

4. Represents the amortization of the cost in excess of the assets acquired of $139,600, based on a 10-year amortization period.

5. Represents the amortization of the cost in excess of the assets acquired of $93,067, based on a 10-year amortization period.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          ELECTRIC CITY CORP.


Dated:   January 30, 2001                 By: /s/ Jeffrey R. Mistarz
                                             -----------------------------------
                                             Jeffrey R. Mistarz
                                             Chief Financial Officer & Treasurer
                                             (principal financial and accounting
                                             officer)